UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2014

Biozone Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146182	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 North Creek Parkway Bothell, Washington	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.

On January 16, 2014, Biozone Pharmaceuticals, Inc. (the “Company”) closed on the sale of 5,500,000 shares of common stock in a private placement offering to eight accredited investors in exchange for $2,750,000. The investors were also issued 5,500,000 10-year warrants exercisable at $0.50 per share. Palladium Capital Advisors, LLC acted as placement agent for the offering. The net proceeds to the Company were $2,612,500.

The common stock and warrants sold have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder.

A form of Securities Purchase Agreement and Warrant are filed as exhibits under Item 9.01 and are incorporated herein by reference. The description of the offering described under this Item 1.01 is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and Warrant, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biozone Pharmaceuticals, Inc.

Date: January 17, 2014	By:	/s/ Gary Wilcox
Name: Gary Wilcox Title: Chief Executive Officer